EXHIBIT 99.3
Quarterly Segment Operating Income for the period ending July 2, 2011 (Unaudited)
     The schedule below presents operating income by segment using the accounting policies that are the same as those disclosed by Sysco within the consolidated financial statements provided in Exhibit 99.2 to this Form 8-K, and the information set forth below should be read in conjunction with Note 19 of such financial statements, which sets forth more detailed information about our segments and the expenses included in corporate expenses.
     Beginning with the third quarter of fiscal 2011, U.S. Meat operations are included in the Broadline segment. The schedule below reflects this change for the 13-week periods ended October 2, 2010 and January 1, 2011.

	Fiscal Year 2011 13-Week Periods Ended
	October 2, 2010	January 1, 2011	April 2, 2011	July 2, 2011	Fiscal Year 2011
Operating income:	(In thousands)
Broadline	$592,544	$540,397	$533,273	$661,633	$2,327,847
SYGMA	14,988	14,355	17,382	15,465	62,190
Other	20,988	19,935	29,622	29,677	100,222
Corporate expenses	(122,280)	(137,662)	(152,790)	(146,025)	(558,757)

Total operating income	$506,240	$437,025	$427,487	$560,750	$1,931,502